UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant[                              ]

Check the appropriate box:

[ ] Preliminary  Proxy  Statement [ ]  Confidential,  for Use of the Commission
[X] Definitive  Proxy  Statement       Only (as permitted by Rule  14a-6(e)(2))
[ ] Definitive  Additional  Materials
[ ]  Soliciting  Material  Pursuant  to Rule 14a-11(c) or Rule 14a-12

                             CFC International, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
 [X]   No fee required.
 [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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    to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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 [  ] Fee paid previously with preliminary materials.
 [  ] Check box if any part of the fee is offset as provided by Exchange  Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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


                                [GRAPHIC OMITTED]



                                  April 2, 1999




Dear Stockholder:


     You are cordially invited to attend the Annual Meeting of Stockholders of CFC International, Inc. to be held at the University of Chicago, Graduate School of Business, The Conference Center, 450 North Cityfront Plaza Drive, Chicago, Illinois on Monday, April 26, 1996 at 1:00 p.m. Central Time.

     We remain very optimistic about our business. I remain hopeful about and dedicated to growth through acquisition, without dilution. These are, indeed, exciting times at CFC International.

     The election of directors and related matters are more fully described in the enclosed Proxy Statement. Please read the Proxy Statement closely and mark, date, and sign the enclosed proxy and return it in the enclosed envelope, which does not require postage if mailed in the United States.


                                        Sincerely,

                                        [GRAPHIC OMITTED]
                                        Roger F. Hruby,
                                        Chairman of the Board,
                                        Chief Executive Officer




                             YOUR VOTE IS IMPORTANT
                  Please Sign, Date, and Return Your Proxy Card

                                [GRAPHIC OMITTED]


                500 State Street, Chicago Heights, Illinois 60411


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



                                 April 26, 1999




     You are cordially invited to attend the annual meeting of stockholders of CFC International, Inc., which will be held at the University of Chicago, Graduate School of Business, The Conference Center, 450 North Cityfront Plaza Drive, Chicago, Illinois on April 26, 1999 at 1:00 p.m. Central Time, for the following purposes:

1.   To elect directors; and

2.   To transact such other business as may properly come before the meeting.

     Only stockholders of record at the close of business on March 19, 1999 are entitled to vote at the meeting. A list of such stockholders will be available for examination by any stockholder for any purpose germane to the meeting, during normal business hours, at Harris Trust & Savings Bank, 311 West Monroe, 14th Floor, Chicago, Illinois for a period of ten days prior to the meeting.

     A proxy statement and a proxy card solicited by the Board of Directors are enclosed herewith. It is important that your shares be represented at the meeting regardless of the size of your holdings. Whether or not you intend to be present at the meeting in person, we urge you to mark, date and sign the enclosed proxy card and return it in the envelope provided for that purpose, which does not require postage if mailed in the United States. If you attend the meeting, you may, if you wish, withdraw your proxy and vote in person.


                               [GRAPHIC OMITTED]
                                Dennis W. Lakomy
                                Vice President, Chief Financial Officer,
                                Treasurer, and Secretary

Chicago Heights, Illinois
April 2, 1999

-------------------------------------------------------------------------------
               YOU ARE URGED TO MARK, DATE, AND SIGN THE ENCLOSED
                   PROXY AND RETURN IT PROMPTLY. THE PROXY IS
                     REVOCABLE AT ANY TIME PRIOR TO ITS USE.
-------------------------------------------------------------------------------

                             CFC INTERNATIONAL, INC.

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS


                                 April 26, 1999



     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of CFC International, Inc. (the "Company") of proxies for use at the annual meeting of stockholders of the Company to be held at the University of Chicago, Graduate School of Business, The Conference Center, 450 North Cityfront Plaza Drive, Chicago, Illinois at 1:00 p.m. Central Time, on Monday, April 26, 1999, and at any postponement or adjournment thereof. Proxies properly executed and returned in a timely manner will be voted at the meeting in accordance with the directions noted thereon. If no direction is indicated, they will be voted for the election of the nominees named herein as directors, and on other matters presented for a vote in accordance with the judgment of the persons acting under the proxies. Any stockholder giving a proxy may revoke it at any time before it is voted, either in person at the meeting, by written notice to the Secretary of the Company, or by delivery of a later-dated proxy.

     The Company's principal executive offices are located at 500 State Street, Chicago Heights, Illinois 60411 (telephone: 708/891-3456). This Proxy Statement is dated April 2, 1999 and it is expected that proxy materials will be mailed to stockholders beginning on or about that date.


                      SHARES OUTSTANDING AND VOTING RIGHTS

     Only stockholders of record at the close of business on March 19, 1999 are entitled to vote at the annual meeting of stockholders. The Company's only outstanding voting stock is its common stock, par value $.01 per share (the "Common Stock"), of which 4,091,983 shares were outstanding as of the close of business on March 19, 1998. Each share of Common Stock is entitled to one vote.

     Election of each director requires the affirmative vote of the holders of a plurality of the shares of the Company's Common Stock present in person or represented by proxy and entitled to vote at the meeting. In general, approval of any other matter submitted to the stockholders for their consideration requires the affirmative vote of the holders of a majority of the shares of the Common Stock present in person or represented by proxy. Abstentions, directions to withhold authority, and broker non-votes are counted as shares present in the determination of whether the shares of stock represented at the meeting constitute a quorum. Abstentions, directions to withhold authority, and broker non-votes are not counted in tabulations of the votes cast on proposals presented to stockholders. Thus, an abstention, direction to withhold authority, or broker non-vote with respect to a matter has the same legal effect as a vote against the matter. An automated system administered by the Company's transfer agent will tabulate the votes.

                              ELECTION OF DIRECTORS

     Seven directors are to be elected at the meeting. The Board of Directors has designated the persons named below as nominees for election as directors for a term expiring at the annual meeting of stockholders in 2000. All of the nominees are serving as directors as of the date of this Proxy Statement.

     The seven nominees for director receiving the vote of the holders of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote at the meeting will be elected. Unless otherwise instructed, properly executed proxies that are returned in a timely manner will be voted for election of the seven nominees. If, however, any of the nominees should be unable or should fail to act as a nominee by virtue of an unexpected occurrence, the proxies will be voted for such other person as will be determined by the holders of the proxies in their discretion, or the Board of Directors may make an appropriate reduction in the number of directors to be elected.

     Biographical information concerning the seven nominees is presented below:

     Roger F. Hruby, age 64, has been a director of the Company since its formation. Currently, Mr. Hruby also serves as the Company's Chairman of the Board and Chief Executive Officer. Prior thereto, Mr. Hruby was the President and Chief Operating Officer of the Company's predecessor, Bee Chemical, from 1977 until the sale of that company to Morton Thiokol, Inc. in 1985, at which time Mr. Hruby also became its Chief Executive Officer. Mr. Hruby also organized the formation of Bee Chemical's Japanese joint venture in 1970 and supervised its growth from a start-up venture to a significant manufacturing company with annual sales in excess of $40 million. In 1986, Mr. Hruby formed the Company, which purchased Bee Chemical's specialty transferable solid coatings division from Morton Thiokol and has been Chairman of the Board and Chief Executive Officer of the Company since the date of its incorporation. He was also President of the Company from its incorporation until June 1995, and from January 1998 to January 1999. Mr. Hruby has been involved in the specialty chemical industry since 1958. Mr. Hruby earned a bachelors degree in chemistry from North Central College and a Masters of Business Administration from the University of Chicago.

     William G. Brown, age 56, has been a director of the Company since August 1995. Mr. Brown currently is a partner of Bell, Boyd & Lloyd, Chicago, Illinois, counsel to the Company. He is also a Director of the MYR Group Inc., Managed Care Solutions, Inc., and Dovenmuehle Mortgage, Inc.

     Robert B. Covalt, age 67, became a director of the Company in August 1997. Mr. Covalt has been Chief Executive Officer of Sovereign Specialty Chemicals, Inc. since 1996. Prior thereto, he served in several capacities with Morton International, Inc., a salt and specialty chemicals company, most recently as Executive Vice President and President of the Specialty Chemicals Group.

     Richard L. Garthwaite, age 48, was named director of the Company on March 26, 1999. Currently, Mr. Garthwaite also serves as the Company's President and Chief Operating Officer. Prior thereto, Mr. Garthwaite was President and Chief Executive Officer of A.L. Hyde Company a division of Danaher from 1990.

     Dennis W. Lakomy, age 54, has been a director of the Company since August 1995. Mr. Lakomy also is Vice President, Chief Financial Officer, Secretary, and Treasurer of the Company. He joined Bee Chemical in 1975 and served as Vice President and Controller of that company from 1982 until co-founding CFC with Mr. Hruby in 1986. Mr. Lakomy earned a bachelors degree in accounting from Loyola University of Chicago and a Masters of Business Administration from the University of Chicago.

     Richard Pierce, age 60, became a director of the Company in August 1995. Before becoming a director, Mr. Pierce served as an Advisory Director of the Company since 1991. He currently is the Managing Director of the Chicago office of Russell Reynolds Associates, Inc., an executive recruiting firm, which he joined in 1976.

     David D. Wesselink, age 56, became a director of the Company in August 1995. Before becoming a director, Mr. Wesselink served as an Advisory Director of the Company since 1992. He currently is the Chief Financial Officer of Metris Companies which he joined in 1998. He was previously Chief Financial Officer of Advanta Corporation, a consumer credit company, from 1993 until March 1998. Prior thereto, he served in several capacities with Household International, a consumer and commercial financial services company, including Chief Financial Officer, Treasurer and Vice President, Research.

    The Board of Directors unanimously recommends that the stockholders vote
            "FOR" the election of each of the nominees for director.



Meetings and Committees of the Board
------------------------------------

     The three standing committees of the Board of Directors of the Company are the Audit Committee, the Stock Option Committee, and the Compensation Committee, the functions and membership of which are described below. The Board of Directors does not have a standing nominating committee. The Board of Directors held four meetings and acted once by unanimous written consent in 1998.

     The Audit Committee's functions include making recommendations to the Board of Directors on the selection of the Company's independent auditors, reviewing the overall scope of the independent auditors' examination, reviewing the proposed annual financial statements of the Company with the independent auditors and reporting a summary of the Audit Committee's conclusions to the Board of Directors; and reviewing the Company's internal controls and accounting policies with the independent auditors and certain officers of the Company. The Audit Committee currently consists of Messrs. Brown, Pierce, and Wesselink.

     The Stock Option Committee is responsible for the administration and interpretation of, and the granting of options under the CFC International, Inc. Stock Option Plan (the "Stock Option Plan") and the CFC International, Inc. Stock Purchase Plan (the "Stock Purchase Plan" and, collectively with the Stock Option Plan, referred to as the "Employee Plans"). Messrs. Covalt, Pierce and Wesselink currently are the members of the Stock Option Committee.

     The Compensation Committee is responsible for approving all employment contracts with, and salaries of, officers of the Company. The Compensation Committee also is responsible for all bonuses, other payments, plans (other than the Employee Plans), programs, and benefits for the Company's officers. Messrs. Hruby and Pierce currently comprise the Compensation Committee.

     Nominations for election of directors are made by the Board of Directors and, pursuant to the Company's bylaws, may be made by a committee appointed by the Board or by any stockholder entitled to vote in the election of directors. See "Submission of Stockholder Proposals for the 1999 Annual Meeting" for procedures with respect to nominations by stockholders.

     During 1998, the Stock Option Committee held two meetings, the Audit Committee held two meetings and the Compensation Committee met once. In 1998, during the time each director served in such capacity, no director attended less than 75% of the aggregate of all meetings of the Board and all meetings held by committees of the Board on which such director served.

Other Matters
-------------

     Management knows of no other matters to be brought before the annual meeting other than those described above. If any other business should come before the meeting, it is intended that the persons named in the enclosed proxy will vote the shares in accordance with their best judgment on any such matter.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of March 19, 1999, certain information regarding the beneficial ownership of the Company's Common Stock by each person known by the Company to be the beneficial owner of 5% or more of the outstanding Common Stock, by each director, nominee for director, and Named Executive Officer (as defined below under "Management Compensation"), and by all directors and executive officers as a group. As of such date, there were 136 record holders and approximately 900 beneficial holders of Common Stock and 4,091,983 shares of Common Stock outstanding.
                                                  Shares Beneficially
                                                         Owned
                                                         -----
Name(1)                                            Number(2)   Percent
-------                                            ---------   -------
Roger F. Hruby (3) ............................   2,432,321     59.4
Dennis W. Lakomy ..............................     322,402      7.9
William G. Brown (4) ..........................     164,569      4.0
Richard L. Garthwaite .........................      50,000      1.2
Robert B. Covalt ..............................       2,500       *
Richard Pierce ................................       8,500       *
David D. Wesselink ............................      10,500       *
RFH Investments, LP (5) .......................     930,044     22.7
Royce Associates, Inc.(6) .....................     460,500     11.3
All directors and executive officers as a group
     (7 persons) (3)(4) .......................   2,508,927     61.3
-----------
*    Represents less than 1% of the outstanding Common Stock.
(1) Unless otherwise indicated, the address of all of the persons named or identified above is c/o CFC International, Inc., 500 State Street,
     Chicago Heights, Illinois  60411.
(2) The numbers and percentages of shares shown above as owned by the directors, Named Executive Officers, and by all directors and executive officers as a group assume in each case that currently outstanding stock options covering shares of Common Stock that were exercisable within 60 days of March 19, 1999 by that person or group as follows: (i) William G. Brown - 7,500; (ii) Robert B. Covalt - 2,500; (iii) Richard Pierce - 7,500;
     (iv) David D. Wesselink - 7,500; and all directors and executive officers as a group (including such individuals) - 27,018.
(3) Includes 930,044 shares of Common Stock owned by RFH Investments, LP, a limited partnership of which Mr. Hruby is the managing general partner (and of which all of the partners are members of Mr. Hruby's immediate family or trusts for the benefit of such family members), but does not include
     507,808 shares of Class B Common Stock owned by RFH Investments, LP. The shares of Common Stock shown above as beneficially owned by Mr. Hruby also include 469,500 shares of Common Stock which Mr. Lakomy and members of Mr. Brown's family beneficially owned immediately after the Company's initial public offering of common stock in November 1995, which they still hold, and for which Mr. Hruby holds an irrevocable voting proxy. Mr. Hruby also holds irrevocable voting proxy on Mr. Garthwaite's 50,000 shares. In addition to the Common Stock set forth in the table above, Mr. Hruby owns an option to purchase 534 shares of the Company's Voting Preferred Stock with an exercise price of $500 per share. The Voting Preferred Stock is entitled to 1,000 votes per share on all matters to be voted upon by the Company's stockholders.
(4) Includes 157,067 shares of Common Stock which are owned by the William Gardner Brown 1993 GST Trust, a trust for the benefit of Mr. Brown's family and of which Mr. Brown is not a beneficiary nor is he, or a member of his immediate family, a trustee.
(5) RFH Investments, LP also owns 512,989 shares of Class B Common Stock, which is substantially equivalent to the Common Stock in all respects except that the Class B Common Stock generally is not entitled to vote on any matters submitted to a vote of the Company's stockholders and not included in shares owned.
(6) The number of shares of Common Stock shown as beneficially owned is derived from a Schedule 13G dated February 10, 1999 filed with the Securities and Exchange Commission by the listed stockholder. Such stockholder's address is 1414 Avenue of the Americas, New York, New York 10019.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The directors and executive officers of the Company and persons who own more than 10% of the common stock are required to report their transactions in the Common Stock to the Securities and Exchange Commission and the Company within a specified period following a transaction. Based solely on its review of copies of such reports received by it, the Company believes that during 1998, its executive officers, directors, and greater than 10% stockholders complied with all such reporting obligations.


                             MANAGEMENT COMPENSATION

     The following table provides certain summary information concerning the compensation paid or accrued during the year ended December 31, 1998 to the Company's Chief Executive Officer and to each of the other executive officers of the Company who received compensation in excess of $100,000 during the last fiscal year (the "Named Executive Officers"). The Company does not have a restricted stock award program or a long-term incentive plan.

                           SUMMARY COMPENSATION TABLE
                                                        Long-Term
                                                      Compensation
                         Annual Compensation             Awards
                         -------------------             ------
                                          Other        Securities
                                          Annual       Underlying     All Other
Name and Principal       Salary   Bonus Compensation  Options/SARs  Compensation
    Position       Year    ($)     ($)      ($)           (#)          ($)*
------------------ ----  ------- ------- -----------  -----------   -----------
Roger F. Hruby.... 1998  350,000       -       -             -        5,000
Chairman of the
  Board and        1997  329,240       -       -             -        3,000
  Chief Executive
  Officer          1996  285,000  28,500  24,000(1)          -        3,000
Dennis W. Lakomy...1998  175,665       -         -           -        3,568
Vice President,
 Chief
 Financial         1997  165,375       -         -      19,458        3,000
 Officer,
 Treasurer,
 and Secretary     1996  165,375  16,537         -           -        3,000
-----------
* Reflects matching contributions made by the Company pursuant to the Company's contributory retirement savings plan, which covers eligible employees who qualify as to age and length of service. Under the plan, the Company makes matching contributions equal to 50% of the first 4% of the employee's income that the employee contributes.
(1) A $1 million life insurance policy on Mr. Hruby was paid for by the Company during 1996, with Mr. Hruby's estate as the beneficiary. The amount shown above was the premium paid for such policy. The policy was not renewed during 1997.


Option Exercises and Year-End Valuation
---------------------------------------

     The following table provides certain information with respect to the Named Executive Officers concerning the exercise of options and/or stock appreciation rights ("SARs") during 1998 and unexercised options and SARs held on December 31, 1998:


                 AGGREGATE 1998 OPTION/SAR EXERCISES AND VALUES

                                      Number of Securities  Value of Unexercised
                                     Underlying Unexercised     In-the-Money
                                          Options/SARs           Options/SARs
                                          at 12/31/98             at 12/31/98*
                    Shares           ----------------------  ------------------
                   Acquired
                      on       Value    Exer-     Unexer-  Exer-    Unexer-
                   Exercise   Realized  cisablie  cisable  cisable  cisable
Name                  (#)       ($)       (#)        (#)    ($)       ($)
----              ----------  ------    --------  -------  -------  --------
Roger F. Hruby...      -         -         -          -      -         -
Dennis W. Lakomy.      -         -         -       19,458    -         -
-----------
* This column indicates the aggregate amount, if any, by which the market value of the Common Stock on December 31, 1998 exceeded the options' exercise price and is based on the closing per share sale price of the Common Stock on such date of $8.00 as quoted on the Nasdaq National Market.

Directors' Compensation
-----------------------

     Directors of the Company who are not employees of the Company are paid $1,500 for each board meeting attended and $750 for each board committee meeting attended which is not held on the same day as a board meeting, but are not paid an annual retainer. Directors of the Company who are also employees of the Company are not paid any compensation for serving as directors.

     Upon the closing of the Company's initial public offering of Common Stock (the "IPO"), each of the Company's non-employee directors, Messrs. Brown, Pierce and Wesselink, were automatically granted, pursuant to the CFC International, Inc. Directors' Stock Option Plan, a one-time option covering 10,000 shares of Common Stock. Each of the options has a term of ten years and a per share exercise price of $9.50. The options become exercisable as to one-fourth of the grant on each of the first, second, third, and fourth anniversary of the date of grant.

Compensation Committee Interlocks and Insider Participation
-----------------------------------------------------------

     Until August 1995, Mr. Hruby, the Company's Chief Executive Officer, approved the terms of the compensation of the Company's executive officers. In August 1995, the Company's Board of Directors formed a Compensation Committee, which is currently comprised of Messrs. Hruby and Pierce, which determines the compensation of the Company's executive officers in the future.

     In accordance with rules promulgated by the Securities and Exchange Commission, the information included under the captions "Report of the Compensation Committee" and "Performance Graph" will not be deemed to be filed or to be proxy soliciting material or incorporated by reference in any prior or future filings by the Company under the Securities Act of 1933 as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act").


                      REPORT OF THE COMPENSATION COMMITTEE

     The compensation of the Company's executive officers is generally determined by the Compensation Committee of the Board of Directors. The Compensation Committee currently consists of two directors of the Company. The following report with respect to certain compensation paid or awarded to the Company's executive officers during 1998 is furnished by the directors who then comprised the Compensation Committee.

General Policies
----------------

     The Company's compensation program is intended to enable the Company to attract, motivate, reward, and retain the management talent required to achieve corporate objectives in a highly competitive industry, and thereby increase stockholder value. It is the Company's policy to provide incentives to its senior management to achieve both short-term and long-term objectives. To attain these objectives, the Company's executive compensation program is composed primarily of a base salary, bonuses, and stock option grants.

     Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deduction for federal income tax purposes of certain compensation paid by any publicly held corporation to its chief executive officer and its four other highest compensated officers to $1 million per each such executive (the "$1 million cap"). The compensation currently paid to the Company's executive officers, including pursuant to the Employee Plans, is not expected to exceed the $1 million cap. See "Cash Compensation".

Cash Compensation
-----------------

     Base salaries for executive officers are determined by a subjective assessment of the executive officer's responsibilities and position within the Company, and the performance of the executive officer. Base salaries are reviewed annually and, from time to time, by the Compensation Committee and adjusted appropriately. The Company exceeded its minimum targeted performance expectations during 1998. As a result, the Company's executive officers will receive a bonus for 1998 in 1999.

Stock Options
-------------

     Options may be granted to executive officers, as well as other employees of the Company, upon joining the Company and each year thereafter under the Employee Plans. The Stock Option Committee takes into account factors including salary, position and responsibilities when granting options to executive officers. In 1998, the Stock Option Committee granted options to purchase 38,810 shares of Common Stock pursuant to the Stock Option Plan and options to purchase 8,243 shares of Common Stock pursuant to the Stock Purchase Plan.

Chief Executive Officer Compensation
------------------------------------

     During 1998, the Company's most highly compensated executive officer was Roger F. Hruby, Chairman and Chief Executive Officer of the Company since the date of its incorporation. Prior to the creation of the Compensation Committee, Mr. Hruby determined his annual compensation by using the same criteria he used to determine the compensation levels for other corporate officers and based his compensation on his assessment of his overall performance and on information regarding awards made by similar companies. Since the creation of the Compensation Committee, the Compensation Committee has reviewed Mr. Hruby's compensation using the same criteria that it uses to determine compensation levels for other corporate officers. No specific weighting was assigned to these factors. Based on its review, the Compensation Committee believes that Mr. Hruby's experience, dedication, and knowledge have been of vital importance to the successful and ongoing growth of the administration and operations of the Company. In the Compensation Committee's view, Mr. Hruby's fiscal 1998 compensation package reflects an appropriate balance of (i) the Company's performance in fiscal 1998, (ii) Mr. Hruby's own performance level, and (iii) competitive standards. Mr. Hruby's compensation typically consists of a base salary and bonus.

                                Compensation Committee Members
                                          Richard Pierce
                                          Roger F. Hruby

                                PERFORMANCE GRAPH

     The following graph compares the percentage change in the cumulative total returns of the Company's Common Stock, the Nasdaq Composite Index, and the S&P Chemical Composite Index (assuming reinvestment of any dividends) for the period beginning on November 16, 1995, the effective date of the registration of the Common Stock under Section 12 of the Exchange Act, and ending on December 31, 1998, the last day of the Company's 1998 fiscal year.

                         Comparison of Cumulative Return
            vs. Nasdaq Composite and S&P Chemical Composite Indices*


                     1995           1996            1997              1998
                 -------------  --------------  --------------   --------------
Company/Index
Name             11/16   12/29   6/28    12/31   6/30    12/31    6/30    12/31
-------------    -----   -----   ----    -----   ----    -----    ----    -----
CFC
 International,
 Inc..........  $100.00 $ 90.79 $171.05 $118.42 $102.63 $123.68 $113.16 $ 84.21
Nasdaq
 Composite
 Index ........  100.00  100.73  113.46  123.61  138.07  150.35  181.41  209.93
S&P Chemical
 Composite
 Index.........  100.00  104.49  116.29  127.89  150.13  152.50  173.55  141.21
-------

*    Assumes $100 invested on November 16, 1995 in the  Company's  Common Stock,
     the  Nasdaq  Composite  Index,  and  the  S&P  Chemical   Composite  Index.
     Historical results are not necessarily indicative of future performance.

                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors, pursuant to the recommendation of the Audit Committee, has selected the accounting firm of PricewaterhouseCoopers LLP to serve as the independent accountants of the Company for its current fiscal year ending December 31, 1999. PricewaterhouseCoopers LLP has served as the Company's independent auditors since 1986. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting, and they will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders.


                             SOLICITATION OF PROXIES

     The Board of Directors will solicit proxies through the use of the mail. Proxies may also be solicited by directors, officers, and a small number of other employees of the Company personally, or by mail, telephone, facsimile, or otherwise, but such persons will not be compensated for such services. The Company will request brokerage firms, banks, fiduciaries, voting trustees, or other nominees to forward the soliciting material to the beneficial owners of stock held of record by them, and the Company has hired Proxy Services Corporation to coordinate the solicitation of proxies by and through such holders for a fee of approximately $1,000 plus expenses. The Company will bear the entire cost of the Board of Directors' solicitation.


         SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

     In accordance with rules promulgated by the Securities and Exchange Commission, any stockholder who wishes to submit a proposal for inclusion in the proxy material to be distributed by the Company in connection with the 2000 Annual Meeting must do so no later than December 3, 1999. Any such proposal should be submitted in writing to the Secretary of the Company at its principal executive offices. Upon submitting a proposal, the stockholder shall provide the Company with a written notice which includes the stockholder's name and address, the number of shares of Common Stock that such stockholder holds of record or beneficially, the dates upon which such shares were acquired, and documentary support for a claim of beneficial ownership.


                                     GENERAL

     It is important that proxies be returned promptly. If you are unable to attend the meeting, you are urged, regardless of the number of shares owned, to date, sign, and return without delay your proxy card in the enclosed addressed envelope.

                       By Order of the Board of Directors

                       Dennis W. Lakomy
                       Vice President, Chief Financial Officer,
                       Treasurer, and Secretary